Exhibit 99.1

FOR IMMEDIATE RELEASE

Hibernia Homestead Bancorp, Inc. Reports
Operating Results for the Third Quarter Ended September 30, 2009

New Orleans, Louisiana (November 3, 2009) -  Hibernia Homestead Bancorp, Inc.  (the “Company”) (OTCBB: HIBE), the holding company of Hibernia Homestead Bank  (the “Bank”), today reported a net loss of $56,000 for the quarter ended September 30, 2009 compared to a net loss of $135,000 for the quarter ended September 30, 2008.  For the nine months ended September 30, 2009, the Company reported a net loss of $251,000 compared to a net loss of $359,000 for the nine months ended September 30, 2008.

A. Peyton Bush, III, President and Chief Executive Officer of the Company and Bank, stated, “Hibernia continues to make progress in executing its plan of transition from traditional mortgage lender to diversified community bank.  We are confident that our efforts to expand services and develop new commercial banking relationships will allow us to profitably deploy the capital raised in our public stock offering earlier this year.”

Net interest income increased 41.9% to $515,000 for the quarter ended September 30, 2009 from $363,000 for quarter ended September 30, 2008.  The increased net interest income was primarily due to a $98,000, or 21.6%, increase in interest income from loans, including a $54,000 increase due to the introduction of commercial lending during 2009.  The increase in interest income from loans was partially offset by lower interest income on investments.  Also contributing to the increased net interest income was a $93,000, or 41.0%, decrease in interest expense on deposits.

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325 Carondelet St., New Orleans, LA 70130     Phone (504) 522-3203    Fax (504) 522-3217

Hibernia Homestead Bancorp, Inc. Page 2/3

Non-interest income for the third quarter of 2009 increased $89,000 from the same period in 2008 primarily due to a gain on the sale of investments of $83,000.  Non-interest expense increased 15.2% from $592,000 for the quarter ended September 30, 2008 to $682,000 for the quarter ended September 30, 2009.  The increase in non-interest expense for the third quarter of 2009 was primarily due to increases in advertising, professional fees, personnel expense, and expenses related to foreclosed property.

For the nine months ended September 30, 2009, net interest income increased 39.8% to $1.4 million from $1.0 million  for the same period in 2008, primarily due to a $317,000, or 41.9%, decrease in interest expense on deposits and a $178,000, or 13.3%, increase in interest income from loans.  The increase in interest income from loans was partially offset by a $94,000 decrease in interest income from investments.

Non-interest expense for the nine months ended September 30, 2009 increased 15.5% to $1.9 million from $1.7 million for the nine months ended September 30, 2008.  The increase in non-interest expense for the nine months ended September 30, 2009 was due primarily to higher personnel expense, professional fees, data processing costs, occupancy expense, insurance expenses and expenses related to foreclosed property.  Non-interest expense for the nine months ended September 30, 2009 included a mandatory $19,000 special deposit insurance assessment paid to the Federal Deposit Insurance Corporation which was assessed in the quarter ended June 30, 2009 for all insured depository institutions.

Hibernia Homestead Bancorp’s total consolidated assets at September 30, 2009 were $60.7 million compared to $58.2 million at December 31, 2008.  Net loans increased 23.0% from $32.3 million at December 31, 2008 to $39.7 million at September 30, 2009.  This increase in net loans was partially offset by decreases of $3.4 million of federal funds sold and $2.6 million of investment securities.  Total deposits decreased $6.4 million, or 14.7%, from $43.1 million at December 31, 2008 to $36.8 million at September 30, 2009.  Deposits as of December 31, 2008 included $9.3 million in deposits being held in escrow for stock subscriptions in connection with the Company’s public offering completed in January 2009.

Nonperforming assets, defined as non-accrual loans, accruing loans past due 90 days or more and foreclosed property, totaled $354,000, or 0.6%, of total assets at September 30, 2009, compared to $150,000, or 0.3%, of total assets at December 31, 2008.  The non-performing loans totaling $157,000 at September 30, 2009 consist of two loans secured by first mortgages on one-to-four family residential real estate.   Management believes that the allowance for loan

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HIBERNIA HOMESTEAD BANCORP, INC.
325 Carondelet St., New Orleans, LA 70130     Phone (504) 522-3203    Fax (504) 522-3217

Hibernia Homestead Bancorp, Inc. Page 3/3

and lease losses is sufficient to cover any losses that may be incurred on these loans.  Foreclosed property at September 30, 2009 totaling $197,000 consisted of two residential homes in the greater New Orleans area.

On January 27, 2009, the Bank converted from a mutual to a stock form of organization as a wholly-owned subsidiary of Hibernia Homestead Bancorp, Inc.   The Company completed an initial public offering in which it issued 1,113,334 shares of its common stock for $10.4 million  in offering proceeds, net of offering expenses.

On a consolidated basis, Hibernia Homestead Bancorp had total equity at September 30, 2009 of $23.5 million, or 38.7% of total consolidated assets.   Hibernia Homestead Bank had total equity at September 30, 2009 of $19.3 million.  The Bank’s Tier 1 Leverage capital ratio at September 30, 2009 was 31.8% and its Total Risk-Based capital ratio was 58.9%, both well above the regulatory requirements of 4% and 8%, respectively.

Hibernia Homestead Bank, the wholly-owned subsidiary of Hibernia Homestead Bancorp, Inc., has served the New Orleans metropolitan area since 1903.   Operating from its main office and two branches, Hibernia Homestead Bank offers loan, deposit and on-line banking services to commercial and individual clients in the New Orleans metropolitan area.   Additional information about Hibernia Homestead Bank is available at www.hibbank.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

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HIBERNIA HOMESTEAD BANCORP, INC.
325 Carondelet St., New Orleans, LA 70130     Phone (504) 522-3203    Fax (504) 522-3217

Hibernia Homestead Bancorp, Inc. and Subsidiary
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS

Cash, Non-Interest Bearing	$ 1,262	$ 879
Cash, Interest-Bearing	516	16
Federal Funds Sold	2,625	5,975
TOTAL CASH AND CASH EQUIVALENTS	4,403	6,870

Certificates of Deposit	715	-
Investment Securities Available-for-Sale	9,321	11,947
Loans Receivable, Net	39,695	32,273
Accrued Interest Receivable	199	192
Investment in FHLB of Dallas Stock	171	171
Investment in FNBB Stock	210	210
Foreclosed Assets	197	-
Premises and Equipment, Net	5,191	5,346
Deferred Income Taxes	445	339
Prepaid Expenses and Other Assets	170	868
TOTAL ASSETS	$ 60,717	$ 58,216

LIABILITIES AND EQUITY

LIABILITIES

Deposits	$ 36,788	$ 43,143
Advance Payments by Borrowers for Taxes and Insurance	369	410
Accrued Interest Payable	4	7
Accounts Payable and Other Liabilities	80	482
TOTAL LIABILITIES	37,241	44,042

COMMITMENTS AND CONTINGENCIES	-	-

EQUITY

Preferred Stock, $.01 par value; 1,000,000 authorized; none issued	-	-
Common Stock, $.01 par value; 9,000,000 authorized; 1,113,334 and none issued;
1,113,334 and none outstanding at September 30, 2009 and December 31, 2008, respectively	11	-
Additional Paid In Capital	10,361	-
Unearned ESOP Shares	(864)	-
Accumulated Other Comprehensive Income, Net	153	108
Retained Earnings	13,815	14,066
TOTAL EQUITY	23,476	14,174
TOTAL LIABILITIES AND EQUITY	$ 60,717	$ 58,216

Hibernia Homestead Bancorp, Inc. and Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Total Interest Income	$ 649	$ 590	$ 1,879	$ 1,792

Total Interest Expense	134	227	439	762

Net Interest Income	515	363	1,440	1,030

Provision for Loan Losses	33	-	48	-

Net Interest Income
After Provision for Loan Losses	482	363	1,392	1,030

Total Non-Interest Income	114	25	172	109

Total Non-Interest Expenses	682	592	1,944	1,683

Loss Before Provision For Income Taxes	(86)	(204)	(380)	(544)

Income Tax Benefit	(30)	(69)	(129)	(185)

NET LOSS	$ (56)	$ (135)	$ (251)	$ (359)

LOSS PER COMMON SHARE
Basic	$ (0.05)	N/A	$ (0.23)	N/A
Diluted	$ (0.05)	N/A	$ (0.23)	N/A

CONTACT:

A. Peyton Bush, III, President and Chief Executive Officer
Donna T. Guerra, Chief Financial Officer
504-522-3203